Exhibit 5.1

Fried, Frank, Harris, Shriver & Jacobson LLP

1001 Pennsylvania Ave., N.W.

Washington, D.C. 20004

Tel: 202.639.7000

Fax: 202.639.7003

www.friedfrank.com

April 30, 2009

Deltek, Inc.

13880 Dulles Corner Lane

Herndon, VA 20171

RE:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel for Deltek, Inc., a Delaware corporation (the “Company”), in connection with the Company’s Registration Statement on Form S-3, as may be amended from time to time (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement includes a prospectus to be furnished to stockholders of the Company in connection with the distribution by the Company to its stockholders of non-transferable subscription rights (the “Subscription Rights”) entitling the holders thereof to purchase up to 20,000,000 shares (the “Rights Shares”) of common stock, par value $0.001 per share (the “Common Stock”), of the Company (the “Rights Offering”). The Subscription Rights will be evidenced by subscription rights certificates (collectively, the “Subscription Rights Certificate”). The Registration Statement relates to the Subscription Rights and the Rights Shares that may be issued and sold by the Company upon exercise of the Subscription Rights. With your permission, all assumptions and statements of reliance herein have been made without any independent investigation or verification on our part except to the extent otherwise expressly stated, and we express no opinion with respect to the subject matter or accuracy of such assumptions or items relied upon.

In connection with this opinion, we have (i) investigated such questions of law, (ii) examined the originals or certified, conformed or reproduction copies of such agreements, instruments, documents and records of the Company, such certificates of public officials and such other documents and (iii) received such information from officers and representatives of the Company and others as we have deemed necessary or appropriate for the purposes of this opinion.

In all such examinations, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of original and certified documents and the conformity to original or certified documents of all copies submitted to us as conformed or reproduction copies. As to various questions of fact relevant to the opinions expressed herein, we have relied upon, and assume the accuracy of, representations and warranties contained in the documents and certificates and oral or written statements and other information of or from public officials and officers and representatives of the Company and others and assume compliance on the part of all parties to the documents with their covenants and agreements contained therein.

Letter to Deltek, Inc.

April 30, 2009

Based upon the foregoing and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that:

1. The Subscription Rights when issued in accordance with the terms of the Subscription Rights Certificate and in the manner contemplated by the Registration Statement, will be validly issued.

2. The Rights Shares when issued and delivered against payment therefor, in accordance with the terms of the Subscription Rights Certificate and in the manner contemplated by the Registration Statement, will be validly issued, fully paid and non-assessable.

The opinions expressed herein are limited to the laws of the General Corporation Law of the State of Delaware, as currently in effect, together with applicable provisions of the Constitution of Delaware and relevant decisional law, and no opinion is expressed with respect to any other laws or any effect that such other laws may have on the opinions expressed herein. To the extent such opinions contain assumptions, conditions, or qualifications, we are incorporating such assumptions, conditions and qualifications herein. The opinions expressed herein are limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein. The opinions expressed herein are given as of the date of effectiveness of the Registration Statement, and we undertake no obligation to supplement this letter if any applicable laws change after that date or if we become aware of any facts that might change the opinions expressed herein or for any other reason.

We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the prospectus that is included in the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ FRIED, FRANK, HARRIS, SHRIVER & JACOBSON LLP